Exhibit 99.1
INTERDIGITAL ANNOUNCES PROPOSED PRIVATE OFFERING OF
$150 MILLION OF SENIOR CONVERTIBLE NOTES
KING OF PRUSSIA, PA — March 28, 2011 — InterDigital, Inc. (NASDAQ: IDCC) announced that it intends to offer, subject to market and other conditions, $150 million aggregate principal amount of Senior Convertible Notes due 2016 in a private offering. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. InterDigital® also expects to grant to the initial purchaser of the notes a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of notes, solely to cover over-allotments, if any.
Prior to December 15, 2015, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the business day preceding the maturity date. Upon any conversion, the conversion obligation will be settled in cash up to the principal amount and, to the extent of any excess over the principal amount, in shares of InterDigital common stock. The interest rates and the conversion rate of notes will be determined by negotiations between InterDigital and the initial purchaser of the notes.
In connection with the offering of the notes, InterDigital expects to enter into a privately negotiated convertible note hedge transaction with an affiliate of the initial purchaser of the notes (the “hedge counterparty”). The convertible note hedge transaction is expected to cover, subject to customary anti-dilution adjustments, the number of shares of InterDigital common stock that will initially underlie the notes. InterDigital also expects to enter into a privately negotiated warrant transaction with the hedge counterparty relating to the same number of shares of InterDigital common stock. In addition, if the initial purchaser exercises its over-allotment option to purchase additional notes, InterDigital expects to sell additional warrants and to use a portion of the proceeds from the sale of the additional notes and from the sale of the corresponding additional warrants to enter into an additional convertible note hedge transaction. The convertible note hedge transactions are expected to reduce the potential dilution with respect to InterDigital common stock upon conversion of the notes. However, the warrant transactions will have a dilutive effect to the extent that the market price per share of InterDigital common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.
In connection with establishing its initial hedge of the convertible note hedge transactions and warrant transactions and concurrently with, or shortly after, the pricing of the notes, the hedge counterparty and/or its affiliate expect to purchase InterDigital common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to InterDigital common stock concurrently with, or shortly after, the pricing of the notes. In addition, the hedge counterparty and/or its affiliate may modify its hedge positions by entering into or unwinding various derivative transactions with respect to InterDigital common stock and/or by purchasing or selling InterDigital common stock in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any conversion period related to a conversion of notes). Any of these hedging activities could also increase, decrease or prevent a decrease in, the market price of InterDigital common stock.
InterDigital expects to use a portion of the net proceeds from the offering of the notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions. The remaining net proceeds from the offering of the notes will be used for general corporate purposes, which may include, among other things: acquisitions of intellectual property-related assets or businesses or securities in such businesses; capital expenditures; and working capital.
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The notes and the shares of InterDigital common stock issuable upon conversion, if any, have not been registered under the Securities Act of or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About InterDigital
InterDigital provides advanced technologies that enable wireless communications.
InterDigital is a registered trademark of InterDigital, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements include, but are not limited to, statements regarding the proposed offering and the intended use of the net proceeds from the proposed offering. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, and other risk factors discussed in the Company’s Form 10-K/A for the fiscal year ended December 31, 2010 and other documents filed by the Company with the SEC from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
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Investor Contact: Janet Point Email: janet.point@interdigital.com +1 (610) 878-7800